                                                                    Exhibit 4.21
                                                                    ------------

                            TERM LOAN FACILITY LETTER


Newark Financial Inc.




Dear Sirs,                                                 Date: 24 October 2001
                                                           ---------------------

We refer to our discussions and are pleased to confirm that on the basis of our General Business Conditions and in accordance with the terms and conditions set forth in this term loan facility letter we are willing to grant a term loan facility (the "Facility") to you:


(1) Amount:              USD 15,000,000 (US. Dollars fifteen million).


(2) Purpose:             Working Capital.


(3) Conditions
    Precedent:           Drawings under this Facility are subject to the receipt
                         of the following documents in form and substance satisfactory to us:

                         (a) your constitutional documents (e.g. Charter,
                             Articles of Incorporation, Statutes, By-Laws, etc.) duly certified;
                         (b) a Board Resolution duly certified authorising you
                             to enter into this Facility and to conclude the agreement contained in this letter;
                         (c) excerpt of most recent date from the applicable
                             Commercial Register in respect of you;
                         (d) specimen signatures of all persons authorised to
                             sign for and on your behalf all declarations which may be given hereunder;
                         (e) Promissory Notes in the form and substance of
                             Exhibits 2-l and 2-2 hereto, these amounts is guaranteed by an aval of Votorantim Celulose e Papel S.A.;
                         (f) the letter of appointment of your process agent as
                             required by clause 15 hereunder to be issued on your headed stationary.


(4) Drawing:             Subject to clause 3 above and to the availability of
                         the respective amounts as determined by us in our reasonable discretion, this Facility may be drawn down until 29- October- 2001 in one drawing by giving three
                         Business Days irrevocable and duly executed advice prior to the envisaged drawing date (the "Disbursement
                         Date"), specifying the date of the proposed drawing, the amount thereof and the duration of the Interest
                         Period to be issued on your headed stationary and in form and substance of Exhibit 4 hereto.

                         "Business Day" means a day on which dealings in the relevant deposits are carried out in the interbank euro-currency market or, if a payment is required hereunder to be made on such day, a day on which commercial banks and foreign exchange markets are open for business in the place where such payment is required to be made and if anything is required to be done or received by us, in Hamburg/Germany.




This Term Loan Facility Letter consists of 6 pages and
4 Exhibits/Exhibit nr. see above
Page 1 of 12                                                 Date: 24-Oct-01

(5) Repayment:           This Facility shall be repaid in full in one amount on
                         26-February-2002.


(6) Interest:            Two point five per cent (2.5%) p.a. (the "Margin") net
                         above Libor as determined by us in accordance with our normal practice for the applicable Interest Period
                         "Libor" relating to each Interest Period shall be the rate as displayed at or about 11:00 a.m. (London time) on the second Business Day before the first day of such Interest Period on Page 3750 of the Telerate Service.

                         "Interest Period" means, a period of 120 days, starting on the date of drawing (the exact length of each Interest Period to be determined by us in accordance with normal market practice). Interest will accrue on a daily basis and shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Interest is payable in arrears on the last day of the Interest Period.

                         If you fail to pay any amount of principal in accordance with the terms set by, or pursuant to, this term loan facility letter, you shall pay interest on that amount from the time of default up to the time of actual payment (as well after as before judgement) at a rate per annum in the aggregate of two per cent (2%), the Margin and the rate or rates at which we were able to fund the amount in default, for such period as we may from time to time select, during the period of non-payment. Such obligation shall arise without the need for any notice thereof or demand therefor to be given to you.

                         If you fail to pay any amount in accordance with the terms set by, or pursuant to this term loan facility letter, other than principal, you shall pay immediately upon first demand, by way of indemnification and in addition to that amount, a lump sum computed on that amount for the period from the time of default up to the time of actual payment (as well after as before judgement) at a rate per annum in the aggregate of two per cent (2%) the Margin and the Libor applicable on the due date and determined in accordance with the provisions of, or referred to in, the first paragraph of this clause.

                         Substitute Basis. If we determine that we are unable to obtain matching deposits for any drawing in the London interbank market or the quotations used for fixing the interest payable in respect of any drawing under clause 4 above (Drawing) do not reflect our costs of funds, we shall notify you as soon as reasonably practicable and no further drawing may be made until we have agreed a substitute basis for interest determination. We shall then negotiate with you with a view to agreeing a substitute basis for calculating interest payable. If a substitute basis is not so agreed within ten Business Days, then you shall repay all outstanding drawings together with interest accrued thereon at the interest payment date of the relevant Interest Period.


(7) Expenses:            You shall reimburse us for all charges and expenses
                         incurred by us in connection with the preservation or enforcement or attempted preservation or enforcement of any rights hereunder in the amount and currency as requested by us.


(8) Payments:            (a) All amounts payable hereunder shall be paid to the
                             accounts mentioned in Exhibit 1 hereto.
                         (b) If you make any payment of principal on any day
                             other than the last day of an Interest Period you shall reimburse us on demand for our account for any resulting loss or expense incurred by us, including (without limitation) any loss incurred in obtaining, liquidating or redeploying deposits from third parties.


This Term Loan Facility Letter consists of 6 pages and
4 Exhibits/Exhibit nr. see above
Page 2 of 12                                                 Date: 24-Oct-01

(9) Taxes:               All amounts of whatsoever nature payable by you under
                         this Facility shall be paid

                         (a) free and clear of and without any deduction or
                             withholding on account of any tax save to the extent any such deduction or withholding is required by law; and
                         (b) without deduction or withholding on account of any
                             other amount, whether by way of set-off, counterclaim or otherwise.

                         If, at any time, by any law you are unable to pay without a deduction or withholding of tax, you will forthwith pay such additional amount so that the net amount received by us will equal the full amount which would have been received had no such deduction or withholding been made, and you will furnish to us upon our request, within the period for payment permitted by applicable law, an official receipt of the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.


(10) Change in
     Circumstances:      (a) If any change in any applicable law or regulation
                             or the interpretation thereof shall impose, modify or deem applicable any requirement (including any in relation to capital adequacy which affects the manner in which or the extent to which we allocate capital resources to our obligations under this term loan facility letter), and the result is to increase our costs in making available this Facility, then on the thirtieth Business Day after demand you shall pay to us any and all additional amounts required to compensate us for such increased costs.
                         (b) If it shall become unlawful for either party to
                             comply with any of the provisions of this term loan facility letter as the result of the promulgation of any applicable law, rule or regulation, or any change therein or in the official application or interpretation thereof, our obligation to allow drawings hereunder will end and, if any amounts have been drawn down hereunder, you will repay such amounts in full together with accrued interest thereon and all other amounts owed to us hereunder on demand on the tenth Business Day after receipt by you of such demand or such other date as is required by the relevant law, rule or regulation.


(11) Representations
     and Warranties/
     Undertakings:              (i) You represent and warrant to us at the date
                                hereof and at any time during the lifetime of this facility that:

                                    (a) no event has occured which constitutes
                                        or which would constitute an Event of
                                        Earlier Repayment;
                                    (b) no litigation, arbitration or
                                        administrative proceedings are presently pending or threatened against you which, if adversely determined, would have a material adverse effect on your financial condition;
                                    (c) borrowings made hereunder will at all
                                        times rank at least pari passu in
                                        rights, priority of payment and
                                        collateral with all other present and
                                        future unsubordinated indebtedness
                                        issued, created or assumed by you; and
                                    (d) the facts and figures contained in your
                                        audited consolidated and unconsolidated
                                        Financial Reports for the year ended on
                                        31.12.2000 or in any other balance
                                        sheets, profit and loss accounts or
                                        other financial statements of yours
                                        delivered in accordance with subsection
                                        (ii) below are true and correct and
                                        present a true and fair view of your
                                        financial position as at the date of
                                        such facts and figures and of the
                                        results of your operations for the
                                        periods(s)


This Term Loan Facility Letter consists of 6 pages and
4 Exhibits / Exhibit nr. see above
Page 3 of 12                                                 Date: 24-Oct-01
                                        therein set out and your accounts have
                                        been prepared in accordance with
                                        generally accepted accounting principles and practices consistently applied and there has been no material adverse change in the business, property, assets and financial condition of yours since such date.

                           (ii) You hereby undertake that:

                                    (a) you furnish us as soon as practicable
                                        (and in any event not later than 120
                                        days after the close of each financial
                                        year) with your audited consolidated
                                        and unconsolidated Financial Reports
                                        (balance sheet and profit and loss
                                        account);
                                    (b) you supply us with any such financial
                                        information as we may reasonably request from time to time;
                                    (c) you will not create nor permit to be
                                        created, unless our prior written
                                        consent has been obtained, any
                                        encumbrances (i.e. mortgages, pledges,
                                        liens, charges or other similar or
                                        equivalent security interests) upon any
                                        of your asset;
                                    (d) you notify us forthwith if you become
                                        aware of the occurrence of an Event of
                                        Earlier Repayment or event which, with
                                        the giving of notice and/or the lapse of time and/or the fulfillment of any other condition, would constitute such an event and provide us with full details of any steps which you are taking, or considering to take, in order to remedy or mitigate the effect of such event or otherwise in connection with it;
                                    (e) you advise us in writing with full
                                        particulars of any respect in which any
                                        of the representations and warranties
                                        set forth herein ceases at any time
                                        thereafter to be correct;
                                    (f) you obtain all necessary certificates,
                                        licences and authorisations required in
                                        your country for entering into this
                                        Facility and the performance of all
                                        obligations hereunder;
                                    (g) you shall provide us or our Sao Paulo
                                        branch for the interest period
                                        immediately upon our request but in any
                                        case within 5 Business days after the
                                        beginning of such interest period with
                                        a Promissory Note in the amount of
                                        interest for such period, in form and
                                        substance of Exhibit 2 hereto, the
                                        amount of the Promissory is guaranteed
                                        by an aval of Votorantim Celulose e
                                        Papel S.A.;
                                    (h) immediately, but in any event within one
                                        month after the Disbursement Date, you
                                        shall provide us or our Sao Paulo branch with the Legal Opinion from your external counsel acceptable to us substantially in the form set out in
                                        Exhibit 3 hereto accompanied by such
                                        documents as we may reasonably require.


(12) Events of Earlier   Upon the occurrence of any of the following events:
     Repayment:
                                   (a) you fail to pay any sum due hereunder at
                                       the time, in the currency and in the
                                       manner specified herein; or
                                   (b) you fail to perform or to observe any
                                       other obligation under this letter; or
                                   (c) any representation, warranty or statement
                                       made or deemed to be made by you
                                       hereunder or made in any information
                                       furnished or document delivered by you
                                       or at our request (as the case may be) to us shall prove to have been incorrect when made or given in any material respect; or
                                   (d) any present or future indebtedness
                                       (whether contingent or not) of yours
                                       shall become due and payable or capable
                                       of being declared due and payable prior
                                       to the stated maturity thereof or shall
                                       not be paid at the due date (as extended by any applicable days of grace set out in the document constituting such indebtedness) or any similar obligation of yours is not discharged at maturity or


This Term Loan Facility Letter consists of 6 pages and
4 Exhibits/Exhibit nr. see above
Page 4 of 12                                                Date: 24-Oct-01
                                        when called unless such indebtedness or
                                        obligation is contested by you in good
                                        faith; or
                                    (e) you shall be unable to pay your debts as
                                        they fall due, or you shall enter into
                                        voluntary or involuntary bankruptcy,
                                        liquidation or dissolution, or you
                                        shall become insolvent, or a receiver or liquidator shall be appointed over all or any material part of your business or assets or any negotiations are commenced with a view to the foregoing, or you shall commence negotiations with any one or more of your creditors with a view to the general readjustment or rescheduling of your indebtedness, or make a general assignment for the benefit of or a composition with your creditors, or if any act is done or event occurs which under the laws of the Cayman Islands has a substantially similar effect to any of the foregoing acts or events; or
                                    (f) you change or threaten to change your
                                        purpose or your legal form or the nature or scope of your business or suspend or threaten to suspend a substantial part of your present business operations now conducted by you without our prior written consent; or
                                    (g) any material adverse change shall occur
                                        that gives grounds in our opinion to
                                        believe that you may not, or may be
                                        unable to, perform or observe in the
                                        normal course your obligations under
                                        this term loan facility letter;

                         then and in any event, without prior notice being required, and at any time thereafter we may by notice to you declare that this Facility together with all interest accrued thereon and all other amounts payable hereunder are immediately due and payable, whereupon the same shall become immediately due and payable.


(13) Indemnity:          You shall fully indemnify us from and against any
                         expenses, loss, damage or liability (as to the amount of which a certificate of us shall, in the absence of manifest error, be conclusive) which we may incur as a consequence of the occurrence of any Event of Earlier
                         Repayment or any event which, with the giving of notice and/or the lapse of time and/or the fulfillment of any other condition, would constitute such an event, or of any failure to borrow on any date agreed to by us or otherwise on terms agreed with us, under this term loan facility letter. Without prejudice to its generality, the foregoing indemnity shall extend to any interest, fees or other sums whatsoever paid or payable on account of any funds borrowed in order to carry any unpaid amount and to any loss (including loss of profit), premium, penalty or expense which may be incurred in liquidating or employing deposits from third parties acquired to make, maintain or fund this Facility (or for any part of it) or any other amount due or to become due under this term loan facility letter.


(14) Assignment:         We are entitled to assign all or any part of our rights
                         hereunder provided that we promptly inform you of any such assignment.


(15) Governing Law/
     Jurisdiction/
     Service of Process: This term loan facility letter shall be governed by and construed in accordance with German law. Place of jurisdiction is Hamburg, Germany. Nothing in this clause shall limit our right to take proceedings against you in any other court of competent jurisdiction nor shall the taking of proceedings in one or more jurisdictions preclude us from taking proceedings in any other jurisdiction whether concurrently or not. You shall at all times maintain an agent for service of process. Such agent shall be FIDEUROP Treuhandsgesellschaft fur den Gemeinsamen Markt mbH and any writ, judgement or other notice of legal

This Term Loan Facility Letter consists of 6 pages and
4 Exhibits/Exhibit nr. see above
Page 5 of 12                                                  Date: 24-Oct-01
                         process shall be sufficiently served on you if delivered to such agent at Marie Curie Strasse 30 - 60439 Frankfurt, Germany for the time being. You undertake not to revoke the authority of the above agent and if, for any reason, such agent no longer serves as your agent, to receive service of process, you shall promptly appoint another such agent and advise us thereof.

This term loan facility letter is available for acceptance by you until 25-October-2001, at which time the offer will lapse unless previously extended by us.


May we kindly ask you to indicate your agreement to the aforementioned by duly signing both copies of this term loan facility letter and returning one copy thereof together with the signed copy of our General Business Conditions to us.



Yours faithfully,                              agreed


                                               Tortola, BVI, 24-October-01

Dresdner Bank Lateinamerika
Aktiengesellschaft
                                               for and on behalf of
                                               NEWARK FINANCIAL INC



                                               /s/ Raul Calfat
                                               ---------------------------------
                                               Name:  Raul Calfat
                                               Title: Director




                                               /s/ Valdir Roque
                                               ---------------------------------
                                               Name:  Valdir Roque
                                               Title: Director

















This Term Loan Facility Letter consists of 6 pages and
4 Exhibits/Exhibit nr. see above                             Date: 24-Oct-01

                                    Exhibit I
                                    ---------

Payment instructions     Payments to Bank shall be made in U.S. Dollars in Same
                         Day Funds free of expenses of any kind, so that on the due date for such payment the funds will be credited solely to the account of Bank, account no.:

                         109 263 92 maintained with Citibank N.A., New York, Chips 00 81 82, Swift DRES DE HL, for payments in USD Under reference: CRM Brazil/VCP

                         Payments to Newark Financial Inc. shall be made to its account no. 36787212 - ABA Code 021000089 - SWIFT CITI US 33 maintained with Citibank N.A. - New York

                         "Same Day Funds" as used herein means funds settled through the New York Clearing House Interbank Payments System or such other funds for payment in U.S. Dollars as we shall specify to you as being customary at the time settlement of international transactions in New York City of the type contemplated by the letter this
                         Exhibit is part of.

Instructions for
Communication            Each communication under this term loan facility letter
                         shall be made by telex, facsimile transmission or otherwise in writing. Each communication shall be sent,

                         (i)  if to the Bank:
                              Dresdner Bank Lateinamerika AG
                              Attn.: CRM B/E

                              Telephone: 49-40-3595-3514
                              Telefax : 49-40-3595-3155
                              Telex: 2142360 dl d

                         (ii) if to the Borrower:
                              Newark Financial Inc.
                              Vanterpool Plaza, 2nd Floor, Wickhams Cay I
                              Road Town, Tortola, British Virgin Islands
                              Attn: Mr. Miguel Longo Junior

                              Telephone: ++55 11 3269 41 65
                              Telefax: ++55 11 3269 40 66






This Terra Loan Facility Agreement consists of 6 pages and
4 Exhibits/Exhibits no. see above
Page 7 of 12                                                    Date: 24-Oct-01

                              NEWARK FINANCIAL INC.


                                   Exhibit 2-1
                                   ------------

                                NOTA PROMISSORIA
                                ----------------

Valor: USD (15,000,000.00)                                   Vencimento: a vista


Por esta unica via de nota promissoria, prometemos pagar a vista ao DRESDNER BANK LATEINAMERIKA AKTIENGESELLSCHAFT, com sede na cidade de 20354 Hamburgo, Neuer Jungfernstieg 16, Republica Federal da Alemanha ("Beneficiario"), ou a sua ordem, o valor de USD 15,000,000.00 (quinze milhoes), em Dolares dos Estados Unidos da America.

Esta nota promissoria podera ser apresentada para pagamento no prazo de 1 (ano) anos/1/ a contar da data de sua emissao, no Citibank N.A., 111 Wall Street, Nova York, Nova York 10043, Estados Unidos da America ou no Dresdner Bank Lateinamerika AG Filial Sao Paulo, a Rua Verbo Divino, 1488 - 1/2 andar,
Sao Paulo-Capital, conforme for determinado pelo Beneficiario atraves de notificacao.

A presente nota promissoria e emitida em moeda estrangeira de conformidade com
o artigo 2, IV, do Decreto-Lei n 857/69 e esta sujeita ao direito brasileiro.

Tortola, (BVI), 24 de Outubro de 2.001.


NEWARK FINANCIAL INC.
Vanterpool Plaza, 2nd Floor,
Wickhams Cay I, Road Town
Tortola, British Virgin Islands



                                                   /s/ Valdir Roque
---------------------------------                  -----------------------------
Nome: Raul Calfat                                  Nome: Valdir Roque
Cargo: Diretor                                     Cargo: Diretor



Por Aval:
VOTORANTIM CELULOSE E PAPEL S/A
Alameda Santos, 1357 - 6 andar
01419-908 - Sao Paulo, SP. Brasil
CNPJ: 60.643.228/0001-21

/s/ Valdir Roque                                   /s/ Raul Calfat
---------------------------------                  -----------------------------
Nome: Valdir Roque                                 Nome: Raul Calfat
Cargo: CFO                                         Cargo: Superintendente




________________________________________________________________________________
/1/ Pelo menos um ano a mais do que o prazo da operacao.


This Term Loan Facility Letter consists of 6 pages and
4 Exhibits/Exhibits no. see above
Page 8 of l2

                              NEWARK FINANCIAL INC.


                                   Exhibit 2-2
                                   ------------

                                NOTA PROMISSORIA
                                ----------------

Valor: USD (239,875.00)                                    Vencimento: a vista


Por esta unica via de nota promissoria, prometemos pagar a vista ao DRESDNER BANK LATEINAMERIKA AKTIENGESELLSCHAFT, com sede na cidade de 20354 Hamburgo, Neuer Jungfernstieg 16, Republica Federal da Alemanha ("Beneficiario"), ou a sua ordem, o valor de USD 239,875.00 (duzentos e trinta e nove mil, oitocentos e setenta e cinco), em Dolares dos Estados Unidos da America.

Esta nota promissoria podera ser apresentada para pagamento no prazo de 1 (ano) anos/1/ a contar da data de sua emissao, no Citibank N.A., 111 Wall Street, Nova York, Nova York 10043, Estados Unidos da America ou no Dresdner Bank Lateinamerika AG Filial Sao Paulo, a Rua Verbo Divino, 1488 - 1/2 andar,
Sao Paulo-Capital, conforme for determinado pelo Beneficiario atraves de notificacao.

A presente nota promissoria e emitida em moeda estrangeira de conformidade com
o artigo 2, IV, do Decreto-Lei n 857/69 e esta sujeita ao direito brasileiro.

Tortola, (BVI), 24 de Outubro de 2.001.


NEWARK FINANCIAL INC.
Vanterpool Plaza, 2nd Floor,
Wickhams Cay I, Road Town
Tortola, British Virgin Islands



                                                   /s/ Valdir Roque
--------------------------------                   -----------------------------
Nome: Raul Calfat                                  Nome: Valdir Roque
Cargo: Diretor                                     Cargo: Diretor



Por Aval:
VOTORANTIM CELULOSE E PAPEL S/A
Alameda Santos, 1357 - 6 andar
01419-908 - Sao Paulo, SP. Brasil
CNPJ: 60.643.228/0001-21

/s/ Valdir Roque                                   /s/ Raul Calfat
---------------------------------                  -----------------------------
Nome: Valdir Roque                                 Nome: Raul Calfat
Cargo: CFO                                         Cargo: Superintendente




________________________________________________________________________________
/1/ Pelo menos um ano a mais do que o prazo da operacao.


This Term Loan Facility Letter consists of 6 pages and
4 Exhibits/Exhibits no. see above
Page 9 of l2

                                    Exhibit 3
                                    ---------


                  Opinion of the Legal Counsel to the Borrower
                  --------------------------------------------

                   (to be issued by an external counsel on
                    counsel's letter head and adjusted as
                    necessary in accordance with local law)



To:  Dresdner Bank Lateinamerika Aktiengesellschaft
     Neuer Jungfernstieg 16
     20354 Hamburg


Dear Sirs,


We have acted as legal counsel of Newark Financial Inc. a corporation [limited liability company/limited partnership/partnership] organized under the laws of the British Virgin Islands (the "Borrower") and are delivering this opinion in connection with the Term Loan Facility Letter dated 24 October 2001 in the amount of USD 15,000,000 (the "Facility") between the Borrower and Dresdner Bank Lateinamerika Aktiengesellschaft (the "Bank") and the pagare issued on 29-October-2001 in the amount of USD 15,000,000. (the "Pagare"). Terms defined in the Facility are used herein as therein defined. This opinion is rendered pursuant to Sec. 11(ii)(h) of the Term Loan Facility Letter.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of rendering this opinion.

We express no opinion as to any laws other than the laws and regulations of the Cayman Islands (the Borrower's country) as currently in effect. In addition, we have assumed that the Facility constitutes a valid and binding obligation under the laws of the Federal Republic of Germany.

Upon the basis of the foregoing, we are of the opinion that:

1. The Borrower is a corporation [limited liability company/limited partnership/partnership] duly established and validly existing under the laws of the Cayman Islands (the "Local Jurisdiction") and has full power and authority to execute, deliver and perform the Facility and the Pagare.

2. The execution, delivery and performance by the Borrower of the Facility has been duly authorised by all necessary institutional action and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Organic Law/by-laws of the Borrower, or, to the best of our knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any encumbrance on any asset of the Borrower.

3. Other than, all of which have been obtained and are in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any agency is required to be obtained or made by the Borrower for the due execution, delivery and performance by the Borrower of the Facility including without limitation, any governmental authorisation, license, approval or consent required by exchange control regulations to enable the Borrower punctually to pay its obligations under the Facility in US-Dollars at the office of Citibank N.A., New York City.

4. The Facility has been duly executed and delivered by the Borrower. It constitutes a valid and binding agreement of the Borrower enforceable against it in accordance with its terms, except as enforceability may be subject to the laws relating to liquidation, bankruptcy, reorganisation, insolvency or composition generally effecting creditors rights.

5. There is no action, suit or proceeding pending against, or, to the best of our knowledge, threatened against, the Borrower before any court or governmental agency in which there is a reasonable likelihood of an adverse decision which could materially adversely affect the business,


This Term Loan Facility Agreement consists of 4 pages and
6 Exhibits/Exhibits no. see above
Page 10 of 12
    financial position or results of operations of the Borrower or which in any manner draws into question the validity of the Facility.

6. There is no withholding, income or other tax, of any agency applicable to any payment of principal or commissions to be made by the Borrower pursuant to the terms of the Facility or to be imposed on or by virtue of the execution delivery, performance, enforcement or admissibility into evidence of the Facility.

    The Borrower is permitted to pay the Bank any additional amounts which may be required under the Facility to compensate it for any amounts withheld.

7. The Borrower is subject to civil and commercial law with respect to its obligations under the Facility and neither the Borrower nor any of its assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment in aid of execution, execution or otherwise) under applicable law in respect of its obligations under the Facility.

8. The obligations of the Borrower under the Facility constitute direct and unconditional obligations of the Borrower and except for certain statutory payments such as withholding taxes and claims for employee benefits which are preferred under the laws of the Local Jurisdiction will rank at least pari passu in right of payment with all other unsecured indebtedness of the Borrower.

9. The Facility are in proper legal form under the laws of the Local Jurisdiction for the enforcement thereof in accordance with its terms against the Borrower under such laws. To ensure the legality, validity, enforceability or admissibility in evidence in the Local Jurisdiction of the Facility it is not necessary that the Facility, or any other document be filed or recorded with any court or other authority in the Local Jurisdiction.

10. The choice of German law to govern the Facility is under the laws of the Local Jurisdiction, a valid, effective and irrevocable choice of law. There are no provisions in the Facility which are repugnant to the public policy of the Local Jurisdiction.

11. The submission by the Borrower to the non-exclusive jurisdiction of any competent court in Hamburg, Germany and any appellate court or body thereto, the appointment of the agent for service of process and the designation of the method of service of process in the Facility are valid and effective under the laws of the Local Jurisdiction and are irrevocably binding on the Borrower.

12. If a money judgment of any court outside the Local Jurisdiction were rendered against the Borrower, such judgment would be recognized in the courts of the Local Jurisdiction and such courts would grant a judgment which would be enforceable against the Borrower in the Local Jurisdiction without any retrial or re-examination of the merits of the original action under the following circumstances:


(Please elaborate on the conditions under which foreign judgments are enforceable in the Local Jurisdiction).


Very Truly yours,











This Term Loan Facility Agreement consists of 4 pages and
6 Exhibits/Exhibits no. see above
Page 11 of 12

                              NEWARK FINANCIAL INC.



                                    Exhibit 4
                                    ---------


                              DISBURSEMENT REQUEST




                                                  Tortola (BVI), 24-October-2001





Dresdner Bank Lateinamerika Aktiengesellschaft
Neuer Jungfernstieg 16
20354 Hamburg
Germany



Gentlemen:


     We refer to the Term Loan Facility Letter dated as of 24-October-2001 (the "Term Loan Facility Letter") between Newark Financial Inc. (the "Borrower") and Dresdner Bank Lateinamerika Aktiengesellschaft (the "Bank"). Terms defined in the Term Loan Facility Letter shall have the same meaning in this Disbursement Request.

     Pursuant to Section 4 of the Term Loan Facility Letter, we hereby request the Bank to disburse the loan to the Borrower in the principal amount of US$ 15.000.000,00 (the "Loan") on 29-October-2001 (the "Disbursement Date") for the purpose of financing our general corporate investment purposes.

     We instruct the bank to credit the amount of the loan to the account nr. 36787212 - ABA Code 021000089 - SWIFT CITI US 33 at Citibank, N.A., New York in favour of NEWARK FINANCIAL INC., on the Disbursement Date.

     We confirm that, on the date hereof, the representations set out in
Section 11 of the Term Loan Facility Letter are true and correct and that no Event of Default has occurred and is continuing.

     Enclosed are the documents required pursuant to Section 3 of the Term Loan Facility Letter (if not already in your possession).


Sincerely yours,


NEWARK FINANCIAL INC.




/s/ Raul Calfat                                   /s/ Valdir Roque
---------------------------------                 ------------------------------
Name: Raul Calfat                                 Name: Valdir Roque
Title: Director                                   Title: Director






This Term Loan Facility Letter consists of 6 pages and
4 Exhibits/Exhibit no. see above
Page 12 of 12